Exhibit 23.1

[Moore & Associates, Chartered Logo]

Independent Registered Public Accounting Firm's Consent

The Board of Directors and Stockholders ToyZap.com, Inc. Dallas, Texas

We consent to the use and inclusion in this Amendment No. 1 to Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of (i) our report dated August 14, 2007 on our audit of the balance sheets of ToyZap.com, Inc. as of June 30, 2007 and December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the six months ended June 30, 2007 and from inception on May 30, 2006 through December 31, 2006 and June 30, 2007; and (ii) our report dated December 26, 2007 on our review of the balance sheets of ToyZap.com, Inc. as of September 30, 2007 and the related statements of income, retained earnings and cash flows for the nine months ended September 30, 2007.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.

MOORE & ASSOCIATES, CHARTERED

/s/ Moore & Associates Chartered
_____________________________________

Moore & Associates Chartered
Las Vegas, Nevada
December 26, 2007